UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2025
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Oxford Industries, Inc.
(Exact name of registrant as specified in its charter)
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Georgia	001-04365	58-0831862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
999 Peachtree Street, N.E., Suite 688
Atlanta, Georgia 30309
(Address of Principal Executive Offices) (Zip Code)
(404) 659-2424
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	OXM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 24, 2025, Oxford Industries, Inc. (the “Company”) held its 2025 Annual Meeting of Shareholders. At the meeting, shareholders voted on the following items:

Proposal 1: The three nominees for Class III director were elected to serve on the Company’s Board of Directors for a three year term expiring in 2028 and until their respective successors are elected and qualified. The results of the election were as follows:

Name	For	Against	Abstain	Broker Non-Vote
Helen Ballard	10,810,890	955,855	7,298	1,409,363
Virginia A. Hepner	11,008,061	762,426	3,556	1,409,363
Milford W. McGuirt	11,561,496	209,341	3,206	1,409,363

Proposal 2: The Company’s shareholders approved the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2025. The voting results were as follows:

For	Against	Abstain
12,956,471	223,821	3,114

Proposal 3: The Company’s shareholders approved, on an advisory basis, a resolution regarding the compensation of the Company’s named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
11,593,502	164,536	16,005	1,409,363

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford Industries, Inc.

Date: June 26, 2025	By:	/s/ Suraj A. Palakshappa
Suraj A. Palakshappa
Senior Vice President